Exhibit 99.1
PRESS RELEASE

1A Burton Hills Blvd, Suite 240 Nashville, TN 37215 Holley.com
HOLLEY REPORTS SECOND QUARTER 2026 RESULTS
DOUBLE-DIGIT CORE GROWTH IN THREE OF FOUR DIVISIONS
RETURN TO NET SALES GROWTH REFLECTS STRENGTH ACROSS THE BUSINESS
LEVERAGE RATIO LOWEST LEVEL IN THE LAST FOUR YEARS

Advancing Portfolio Rebalancing Initiative to Enhance Focus, Simplify Operations, and Support Second-Half 2026 Performance

Nashville, TN. – August 5, 2026 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its second quarter ended June 28, 2026.
Second Quarter Highlights vs. Prior Year Period
•Net Sales grew 3.2% to $172.0 million compared to $166.7 million last year
•Core business net sales1 grew by 4.9% after excluding portfolio divestitures and portfolio rebalancing initiative.
•Net Loss was $(2.4) million, or $(0.02) per diluted share, compared to Net Income of $10.9 million, or $0.09 per diluted share, last year
•Includes a $28.3 million loss on the sale of non-core assets related to the Company's portfolio rebalancing initiative.
•Net Cash Provided by Operating Activities was $47.1 million compared to $40.5 million last year
•Adjusted Net Income2 was $24.0 million compared to $10.6 million last year
•Adjusted EBITDA2 was $33.8 million compared to $36.4 million last year
•Adjusted EBITDA margin1 was 19.6% compared to 21.9% last year
•Free Cash Flow2 was $40.9 million compared to $35.7 million last year
1Core business net sales excludes sales of divested businesses and the portfolio rebalancing initiative.
2See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“Our second quarter results reflect positive core growth and continued execution against the strategic priorities we outlined earlier this year, with three of our four business segments delivering year-over-year core growth,” said Matthew Stevenson, President and Chief Executive Officer of Holley.
Stevenson continued, “We believe we are entering the second half of the year with solid momentum, supported by new national retailer placements, a healthy cadence of product innovation, and several important launches slated for the coming months. At the same time, we have reinvigorated our marketing calendar with a greater focus on brand activation and enthusiast engagement, helping to strengthen awareness and demand across our portfolio.
“During the quarter we completed the sale of our non-core Restoration brands, including Scott Drake and Brothers Trucks, a step that further reduces complexity and enables us to concentrate resources on our highest-priority growth opportunities. We remain focused on disciplined execution and believe the actions we have taken position Holley for continued progress in the periods ahead.”

Jesse Weaver, Chief Financial Officer of Holley, added, “The second quarter showcased our continued focus on cash generation, balance sheet improvement, and disciplined capital allocation. Our underlying operating performance was stronger than the year-over-year Adjusted EBITDA comparison suggests: the prior-year quarter included a one-time, non-cash benefit from the capitalization of tariff costs that did not repeat this year, and adjust for that item, we believe Adjusted EBITDA performance was approximately flat year-over-year. We generated strong free cash flow in the quarter and year-to-date, which enabled us to continue making progress on our capital priorities.
"During the quarter, we repurchased approximately $2.0 million of our common stock, reflecting our confidence in the long-term value of the business. Following a $15.0 million voluntary debt prepayment made after quarter-end, we have now reduced debt by $115.0 million through voluntary prepayments since September 2023. Combined with our strong cash generation, these actions contributed to another quarter of leverage reduction helping us maintain progress towards finishing the year below our targeted leverage ratio of 3.5x.
"Based on our first-half performance and the opportunities we see in the second half of the year, we are reiterating our full-year guidance and remain focused on delivering sustainable value for our shareholders."
Strategic Business Highlights and Recent Events
•27 brands delivered growth across DTC and B2B channels.
•Generated $40.9 million of free cash flow and remain on track for year-end leverage below 3.5x.
•Long Term Strategic initiatives drove $13.4 million in revenue and delivered $8.3 million in cost savings.
•Realigned marketing to strengthen consumer engagement and brand activation.
•Repurchased ~$2.0 million of shares, reinforcing confidence in our long-term value creation.
•Continued portfolio rebalancing through the divestiture of the non-core Restoration brands.
•Reduced debt by an additional $15.0 million, bringing total debt reduction to $115.0 million since September 2023.
•Well positioned for H2 2026 with new retail placements and a strong product launch pipeline.

Outlook
**For the year ending December 31, 2026, core business revenue guidance remains unchanged:

Metric	Current Full Year 2026 Outlook
Net Sales Core Business Growth Rate %[1]	$610 - $640 million ~2% to ~7%
Adjusted EBITDA*	$127 - $137 million
Capital Expenditures	$15 - $20 million
Depreciation and Amortization Expense	$24 - $26 million
Interest Expense (excluding collar revaluation)	$42 - $47 million
1 Core Business Growth Rate, excludes impact from Portfolio Rebalancing Initiative.
* Holley is not providing reconciliations of forward-looking full year 2026 Adjusted EBITDA outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.
Holley notes that its outlook for the year-ending December 31, 2026 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”
Conference Call
A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13761658.
For those unable to participate, a telephone replay recording will be available until Wednesday, August 12, 2026. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13761658. A web-based archive of the conference call will also be available on the Company’s website.
Additional Financial Information
The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.
About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including American Performance, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of portfolio rebalancing efforts and organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) Holley’s ability to execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business and successfully exiting non-core, low profit businesses; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new, effective, and safe products and platforms; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to grow and effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner and to expand into additional consumer markets; 8) Holley’s ability to successfully complete and integrate acquisitions or achieve the expected synergies from such acquisitions; 9) Holley’s ability to maintain relationships with customers and suppliers; 10) Holley’s ability to retain our management and key employees; 11) costs related to Holley being a public company; 12) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 13) changes in applicable laws or regulations; 14) the outcome of any legal proceedings that have been or may be instituted against Holley; 15) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 16) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 17) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); 18) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 19) Holley’s ability to anticipate, manage, and mitigate the impact of changing trade policies, including tariffs; 20) disruptions and costs associated with doing business in certain countries; 21) Holley’s ability to adopt and react to risks posed by new technology; 22) inability to predict how products will ultimately be used; 23) Holley's ability to anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and trade restrictions, including tariffs; and 24) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2026, and disclosed in any subsequent filings with the SEC. Although

Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contacts:
Anthony Rozmus / Jenna Kozlowski
Solebury Strategic Communications
203-428-3324
holley@soleburystrat.com
Media Relations Contacts:
Nathan Espinosa/Michael Murray
Kahn Media
818-881-5246
Holley@KahnMedia.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the twenty-six weeks ended
	June 28,	June 29,	Variance	Variance	June 28,	June 29,	Variance	Variance
	2026	2025	($)	(%)	2026	2025	($)	(%)
Net sales	$172,007	$166,661	$5,346	3.2%	$319,337	$319,705	$(368)	-0.1%
Cost of goods sold	101,463	97,103	4,360	4.5%	188,057	186,059	1,998	1.1%
Gross profit	70,544	69,558	986	1.4%	131,280	133,646	(2,366)	-1.8%
Selling, general, and administrative	40,427	32,954	7,473	22.7%	75,829	69,653	6,176	8.9%
Research and development costs	3,740	5,086	(1,346)	-26.5%	7,736	9,179	(1,443)	-15.7%
Amortization of intangible assets	3,416	3,350	66	2.0%	6,844	6,882	(38)	-0.6%
Restructuring costs	840	355	485	136.7%	1,715	818	897	109.7%
Loss on sale of assets	28,259	—	28,259	nm	28,224	—	28,224	nm
Other operating (income) expense	(8,903)	299	(9,202)	nm	(9,341)	257	(9,598)	nm
Total operating expense	67,779	42,044	25,735	61.2%	111,007	86,789	24,218	27.9%
Operating income	2,765	27,514	(24,749)	-89.9%	20,273	46,857	(26,584)	-56.7%
Change in fair value of warrant liability	(548)	(7)	(541)	nm	(1,579)	(80)	(1,499)	nm
Change in fair value of earn-out liability	(1,258)	(219)	(1,039)	nm	(1,772)	(404)	(1,368)	nm
Interest expense, net	8,201	13,374	(5,173)	-38.7%	18,119	29,082	(10,963)	-37.7%
Total non-operating expense	6,395	13,148	(6,753)	-51.4%	14,768	28,598	(13,830)	-48.4%
Income (loss) before income taxes	(3,630)	14,366	(17,996)	-125.3%	5,505	18,259	(12,754)	-69.8%
Income tax (benefit) expense	(1,200)	3,503	(4,703)	nm	679	4,579	(3,900)	nm
Net income (loss)	$(2,430)	$10,863	$(13,293)	-122.4%	$4,826	$13,680	$(8,854)	-64.7%
Comprehensive income (loss):
Foreign currency translation adjustment	(1,869)	1,239	(3,108)	-250.9%	(2,825)	954	(3,779)	-396.2%
Total comprehensive income (loss)	$(4,299)	$12,102	$(16,401)	-135.5%	$2,001	$14,634	$(12,633)	-86.3%
Common Share Data:
Basic net income (loss) per share	$(0.02)	$0.09	$(0.11)	-122.2%	$0.04	$0.11	$(0.07)	-65.0%
Diluted net income (loss) per share	$(0.02)	$0.09	$(0.11)	-122.3%	$0.04	$0.11	$(0.07)	-65.2%
Weighted average common shares outstanding - basic	120,285	119,163	1,122	0.9%	120,050	119,006	1,044	0.9%
Weighted average common shares outstanding - diluted	120,285	119,791	494	0.4%	121,149	119,677	1,472	1.2%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	June 28, 2026	December 31, 2025
Assets
Cash and cash equivalents	$69,020	$37,231
Accounts receivable, less allowance for credit losses of $2,086 and $1,856, respectively	64,158	57,895
Inventory	180,202	205,661
Prepaids and other current assets	17,231	15,374
Total current assets	330,611	316,161
Property, plant, and equipment, net	50,174	45,127
Goodwill	370,958	372,340
Other intangibles assets, net	369,753	396,910
Right-of-use assets	40,872	33,415
Total assets	$1,162,368	$1,163,953

Liabilities and Stockholders’ Equity
Accounts payable	$55,972	$60,121
Accrued liabilities	40,553	48,316
Accrued interest	3,401	115
Current portion of long-term debt	8,207	6,571
Total current liabilities	108,133	115,123
Long-term debt, net of current portion	518,606	516,078
Warrant liability	444	2,024
Earn-out liability	273	2,045
Deferred taxes	47,362	46,540
Other noncurrent liabilities	37,812	33,218
Total liabilities	712,630	715,028

Common stock	12	12
Additional paid-in capital	385,684	384,873
Treasury stock, at cost, 707,113 and zero shares held as of June 28, 2026 and December 31, 2025, respectively	(2,000)	—
Accumulated other comprehensive income (loss)	(2,705)	120
Retained earnings	68,747	63,920
Total stockholders' equity	449,738	448,925
Total liabilities and stockholders' equity	$1,162,368	$1,163,953

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Operating Activities
Net income (loss)	$(2,430)	$10,863	$4,826	$13,680
Adjustments to reconcile to net cash	34,552	9,389	43,321	23,849
Changes in operating assets and liabilities	14,989	20,235	(3,893)	(4,892)
Net cash provided by operating activities	47,111	40,487	44,254	32,637

Investing Activities
Capital expenditures	(6,169)	(4,828)	(9,640)	(7,808)
Acquisition of license agreement	—	(8,330)	(3,570)	(13,090)
Business acquisition, net of cash acquired	—	—	(2,776)	—
Proceeds from the disposal of assets	9,957	—	9,957	—
Net cash provided by (used in) investing activities	3,788	(13,158)	(6,029)	(20,898)

Financing Activities
Net change in debt	(11,643)	(1,832)	(1,643)	(3,608)
Payments from stock-based award activities	(1,490)	(256)	(2,486)	(850)
Treasury stock purchase, at cost	(2,000)	—	(2,000)	—
Net cash used in financing activities	(15,133)	(2,088)	(6,129)	(4,458)

Effect of foreign currency rate fluctuations on cash	188	(467)	(307)	474

Net change in cash and cash equivalents	35,954	24,774	31,789	7,755

Cash and Cash Equivalents
Beginning of period	$33,066	$39,068	$37,231	$56,087
End of period	$69,020	$63,842	$69,020	$63,842

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Credit Agreement Total Leverage Ratio (the "Leverage Ratio"), Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, the Leverage Ratio, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.
We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. In addition, beginning with the quarter ended June 28, 2026, we have excluded from Adjusted EBITDA as a notable item any tariff refund income received in the quarter, as the refunds are non-recurring in nature for tariff costs incurred in the past and are not reflective of our ongoing performance. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net Income (Loss)	$(2,430)	$10,863	$4,826	$13,680
Adjustments:
Interest expense, net	8,201	13,374	18,119	29,082
Income tax (benefit) expense	(1,200)	3,503	679	4,579
Depreciation	2,650	2,215	5,174	4,514
Amortization	3,417	3,350	6,844	6,882
EBITDA	10,638	33,305	35,642	58,737
Restructuring costs	840	355	1,715	818
Change in fair value of warrant liability	(548)	(7)	(1,579)	(80)
Change in fair value of earn-out liability	(1,258)	(219)	(1,772)	(404)
Loss on sale of assets	28,259	—	28,224	—
Equity-based compensation expense	1,565	1,408	3,296	2,903
Notable items	3,161	1,287	4,889	1,484
Other operating (income) expense	(8,903)	299	(9,341)	257
Adjusted EBITDA	$33,754	$36,428	$61,074	$63,715
Net Sales	$172,007	$166,661	$319,337	$319,705
Net income (loss) margin	(1.4%)	6.5%	1.5%	4.3%
Adjusted EBITDA Margin	19.6%	21.9%	19.1%	19.9%

We define the Leverage Ratio as Net Debt divided by our Credit Agreement EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	TTM June 28, 2026	December 31, 2025
Net Income	$10,322	$19,175
Adjustments:
Interest expense, net	40,870	51,833
Income tax expense	5,558	9,458
Depreciation	10,364	9,704
Amortization	13,740	13,778
EBITDA	80,854	103,948
Change in fair value of warrant liability	(288)	1,211
Change in fair value of earn-out liability	(471)	897
Equity-based compensation expense	8,556	8,163
Loss on sale of assets	28,259	—
Gain on early extinguishment of debt	(93)	(93)
Restructuring costs	3,800	2,903
Notable items	8,284	4,882
Other expense	(7,525)	2,110
Adjusted EBITDA	121,376	124,021
Additional permitted charges	7,633	7,265
Adjusted EBITDA per Credit Agreement	$129,009	$131,286
Total debt	$532,830	$529,557
Less: permitted cash and cash equivalents	50,000	37,231
Net indebtedness per Credit Agreement	$482,830	$492,326
Credit Agreement Total Leverage Ratio	3.74 x	3.75 x

We define Adjusted Net Income as earnings excluding the effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, loss on sale of assets, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net Income (Loss)	$(2,430)	$10,863	$4,826	$13,680
Special items:
Adjust for: change in fair value of warrant liability	(548)	(7)	(1,579)	(80)
Adjust for: change in fair value of earn-out liability	(1,258)	(219)	(1,772)	(404)
Adjust for: loss on sale of assets	28,259	—	28,224	—
Adjusted Net Income	$24,023	$10,637	$29,699	$13,196

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net (Loss) Income per Diluted Share	$(0.02)	$0.09	$0.04	$0.11
Special items:
Adjust for: change in fair value of warrant liability	—	—	(0.01)	—
Adjust for: change in fair value of earn-out liability	(0.01)	—	(0.01)	—
Adjust for: loss on sale of assets	0.23	—	0.23	—
Adjusted Diluted EPS	$0.20	$0.09	$0.25	$0.11

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of fixed asset dispositions not related to brand divestitures. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net Cash Provided by Operating Activities	$47,111	$40,487	$44,254	$32,637
Capital expenditures, net of dispositions	(6,169)	(4,828)	(9,640)	(7,808)
Free Cash Flow	$40,942	$35,659	$34,614	$24,829